UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 10, 2005

WORLD HEALTH ALTERNATIVES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-51001	04-3613924
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111

Pittsburgh, PA 15235

(Address of Principal Executive Offices / Zip Code)

(412) 829-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 7, 2005, World Health Alternatives, Inc. (the “Company”), and certain of its subsidiaries, entered into a second amendment (the “Second Amendment”) to the Amended and Restated Forbearance and Modification Agreement, dated as of September 15, 2005, with CapitalSource Finance LLC (“CapitalSource”), the lender under its Revolving Credit Term Loan and Security Agreement dated February 14, 2005 (the “Credit Agreement”). The Second Amendment is attached hereto as Exhibit 10.1. Pursuant to the Second Amendment, CapitalSource has agreed until November 18, 2005 (the “Forbearance Termination Date”) to forbear exercising its rights and remedies under the Credit Agreement arising from the Company’s prior noncompliance with certain of the terms of the Credit Agreement.

Item 8.01. Other Events.

Pursuant to the forbearance agreement, the Company has engaged Houlihan Lokey Howard & Zukin as its advisor to assist the Company in its exploration of strategic alternatives, including a possible sale of the Company or of operating divisions of the Company. The Board of Directors has authorized Houlihan Lokey Howard & Zukin to contact prospective purchasers and to provide such information as determined to be necessary and/or appropriate. However, there can be no assurances that the Company will be able to consummate a sale or other strategic alternative.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Second Amendment to the Amended and Restated Forbearance and Modification Agreement, dated as of November 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By:	/s/ Robert P. Conway
Robert P. Conway, Chief Restructuring Officer

Date: November 10, 2005